Exhibit 10.19

HOLMES FINANCING (NO. 6) PLC

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2003

Registered No. 4359738

HOLMES FINANCING (NO. 6) PLC

Report of the Directors

The Directors submit their report together with the accounts for year to 31 December 2003.

1. Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

2. Results and Dividend

The results for the period are set out on page 4. There was no profit during the period (2002 £Nil). The Directors do not recommend the payment of a dividend (2002 £Nil).

3. Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the year under review, the Company’s policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars, Swiss Francs and Euros. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

4. Directors and their interests

The Directors who served throughout the year, except as noted below were:

M McDermott
R Wise	(resigned 23 May 2003)
D Green	(appointed 23 May 2003)
SPV Management Limited

At the year end, Holmes Holdings Limited and M. McDermott jointly held one share in the Company.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the year-end.

HOLMES FINANCING (NO. 6) PLC

Report of the Directors (continued)

5. Directors’ Responsibility in respect of the Preparation of Accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial period that give a true and fair view of the state of affairs of the Company as at the end of the financial period, and of the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the period ended 31 December 2003. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control, for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6. Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.6) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

7. Auditors

On 1 August 2003, Deloitte & Touche, the Company’s auditors transferred their business to Deloitte & Touche LLP, a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000. The Company’s consent has been given to treating the appointment of Deloitte & Touche as extending to Deloitte & Touche LLP with effect from 1 August 2003 under the provisions of section 26(5) of the Companies Act 1989. A resolution to re-appoint Deloitte & Touche LLP as the Company’s auditor was passed at the Annual General Meeting on 24th June 2003.

By order of the Board

/s/ Cheryl Samuels

For and behalf of

Abbey National Secretariat Services Limited, Secretary

22 June 2004.

Registered Office:

Abbey National House

2 Triton Square

Regent’s Place

London

NW1 3AN

HOLMES FINANCING (NO. 6) PLC

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF

HOLMES FINANCING (NO. 6) PLC

We have audited the financial statements of Holmes Financing (No. 6) plc for the year ended 31 December 2003 which comprise the profit and loss account, the balance sheet and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

As described in the statement of directors’ responsibilities, the company’s directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors’ report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the company is not disclosed.

We read the directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company’s affairs as at 31 December 2003 and of its result for the year then ended, and have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP

Chartered Accountants and Registered Auditors

London, England

25 June 2004.

HOLMES FINANCING (NO. 6) PLC

Profit and Loss Account

For the year ended 31 December 2003

		2003	2002
			(11 months from 24 January 2002)
	Note	£’000	£’000
Interest receivable	2	148,133	24,200
Interest payable	3	(148,133)	(24,200)

Net interest income		—	—

OPERATING PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	4	—	—

Tax on profit on ordinary activities	5	—	—

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR/PERIOD	14	—	—

There are no recognised gains or losses in the current year or prior period other than as included in the profit and loss account above and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above and their historical cost equivalents.

All transactions are derived from continuing operations within the United Kingdom.

HOLMES FINANCING (NO. 6) PLC

Balance Sheet

As at 31 December 2003

		2003	2002
	Note	£’000	£’000
FIXED ASSETS
Loans to group undertaking	6	3,037,929	3,999,221

CURRENT ASSETS
Debtors	7	26,180	24,280
Cash at bank and in hand	8	98,212	30,215

		124,392	54,495

CREDITORS - amounts falling due within one year	9	(124,342)	(1,015,737)

NET CURRENT ASSETS / (LIABILITIES)		50	(961,242)

TOTAL ASSETS LESS CURRENT LIABILITIES		3,037,979	3,037,979

CREDITORS - amounts falling due after more than one year	10	(3,037,929)	(3,037,929)

NET ASSETS		50	50

CAPITAL AND RESERVES

Called-up share capital	13	50	50
Profit and loss account		—	—

EQUITY SHAREHOLDERS’ FUNDS	14	50	50

The financial statements on pages 4 to 12 were approved by the Board of Directors on 22 June 2004.

Signed on behalf of the Board of Directors

/s/    Martin McDermott

Director.

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003

1. Accounting Policies

Basis of Accounting

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

(1)	Interest receivable is recognised on an accruals basis.

(2)	Loans to group undertakings held as fixed assets are stated at cost less provision for any impairment.

(3)	Transactions are undertaken in derivative financial instruments, “derivatives”, which include cross currency swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company’s non-trading assets and liabilities.

Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged.

Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

(4)	Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting year unless it is hedged in which case the relevant hedge rate is applied.

Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rate.

(5)	The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly, the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), “Cash flow statements”.

(6)	Debt Securities in Issue are stated at net proceeds.

2. Interest Receivable

	2003	2002
	£’000	11m from 24.1.02 £’000
Interest receivable on loans to Group undertakings (note 6)	146,938	24,200
Interest receivable on collaterised cash (note 8)	1,195	—

	148,133	24,200

3. Interest Payable

	2003	2002
	£’000	11m from 24.1.02 £’000
Interest payable on debt securities in issue (note 11)	146,938	24,200
Interest payable on collaterised cash	1,195	—

	148,133	24,200

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

4. Operating Profit on Ordinary Activities before Taxation

The Company has no employees (2002 None) other than its directors.

No emoluments were paid to the Directors by the Company during the current period (2002: £Nil).

All administrative expenses, including auditors’ remuneration, in the current and prior year were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

5. Tax on Profit on Ordinary Activities

	2003	2002
	£’000	11m from 24.1.02 £’000
UK corporation tax at 0% (2002 19%)	—	—

The company qualifies for the starting companies’ rate of corporation tax of nil.

6. Loans to group undertakings

	2003 £’000	2002 £’000
Repayable:
Within one year or less or on demand	—	961,292
More than two years but not more than five years	801,077	—
More than five years	2,236,852	3,037,929

	3,037,929	3,999,221

The loans are all denominated in Sterling and are at variable rates of interest, based on LIBOR for three-month sterling deposits.

7. Debtors

	2003	2002
	£’000	£’000
Amounts due from group undertaking	—	43
Called up share capital not paid - due from parent undertaking	37	37
Accrued interest receivable	26,143	24,200

	26,180	24,280

8. Cash at Bank and in Hand

The Company holds deposits at banks, which pay interest based on LIBOR.

Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount may be payable by the counterparty to the Company. This amount is included in cash at bank and in hand, and within creditors: amounts falling due within one year. It is repayable when the swap agreements mature, or if earlier when the credit rating of the counterparty improves.

At 31 December 2003 an amount of £98,199,031 (2002: £30,202,000) was held which related to cash received under cash collateralisation agreements. The amount was held on deposit at Federal Funds with an effective interest rate to match the interest payable to the swap counterparty.

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

9. Creditors : amounts falling due within one year

	2003 £’000	2002 £’000
Corporation tax	—	—
Debt securities in issue (note 11)	—	961,292
Other creditors	—	43
Amounts due in respect of collateralised cash received	98,199	30,202
Accrued interest payable	26,143	24,200

	124,342	1,015,737

10. Creditors : amounts falling due after more than one year

	2003 £’000	2002 £’000
Debt securities in issue (note 11)	3,037,929	3,037,929

11. Debt Securities in Issue

	2003 £’000	2002 £’000
Series 1 Class A Floating Rate Notes 2003	—	961,292
Series 1 Class B Floating Rate Notes 2040	32,043	32,043
Series 1 Class C Floating Rate Notes 2040	55,114	55,114
Series 2 Class A Floating Rate Notes 2008	801,077	801,077
Series 2 Class B Floating Rate Notes 2040	26,916	26,916
Series 2 Class C Floating Rate Notes 2040	45,501	45,501
Series 3 Class A Floating Rate Notes 2009	633,500	633,500
Series 3 Class B Floating Rate Notes 2040	21,539	21,539
Series 3 Class C Floating Rate Notes 2040	36,110	36,110
Series 4 Class A1 Floating Rate Notes 2009	641,026	641,026
Series 4 Class A2 Floating Rate Notes 2009	129,230	129,230
Series 4 Class B Floating Rate Notes 2040	25,642	25,642
Series 4 Class C Floating Rate Notes 2040	44,231	44,231
Series 5 Class A Floating Rate Notes 2040	500,000	500,000
Series 5 Class B Floating Rate Notes 2040	17,000	17,000
Series 5 Class C Floating Rate Notes 2040	29,000	29,000

	3,037,929	3,999,221

The notes are denominated in the following currencies:

UK Sterling	546,000	546,000
US Dollars	1,671,550	2,632,842
Euros	691,149	691,149
Swiss Francs	129,230	129,230

	3,037,929	3,999,221

Foreign currency notes are converted at the rate of exchange in the applicable hedging currency swap.

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

11. Debt Securities in Issue (continued)

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes and the Class A3 Notes, and the Class A2 Notes will rank in priority to the Class A3 Notes.

Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

Interest is payable on the notes at variable rates based on the one-month US Dollar LIBOR, three-month Sterling and US Dollar LIBOR and three-month EURIBOR, except for the Series 4 Class A2 notes, on which interest is paid at a fixed rate until October 2007, after which it is paid at variable rates based on the three-month CHF LIBOR.

The Company’s obligations to note holders, and to other secured creditors, are secured under a deed of charge which grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee.

The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

The estimated fair values of the notes, based on the mid-market price on 31 December, are as follows:

	2003 £’000	2002 £’000
Series 1 Class A Floating Rate Notes 2003	—	930,233
Series 1 Class B Floating Rate Notes 2040	32,043	31,008
Series 1 Class C Floating Rate Notes 2040	55,114	53,333
Series 2 Class A Floating Rate Notes 2008	801,558	775,659
Series 2 Class B Floating Rate Notes 2040	26,916	26,047
Series 2 Class C Floating Rate Notes 2040	45,455	43,987
Series 3 Class A Floating Rate Notes 2009	634,824	651,159
Series 3 Class B Floating Rate Notes 2040	21,561	22,120
Series 3 Class C Floating Rate Notes 2040	36,293	37,083
Series 4 Class A1 Floating Rate Notes 2009	641,603	620,713
Series 4 Class A2 Floating Rate Notes 2009	131,879	137,739
Series 4 Class B Floating Rate Notes 2040	25,642	24,806
Series 4 Class C Floating Rate Notes 2040	44,120	42,684
Series 5 Class A Floating Rate Notes 2040	500,400	500,400
Series 5 Class B Floating Rate Notes 2040	17,000	17,000
Series 5 Class C Floating Rate Notes 2040	29,000	29,000

	3,043,408	3,942,971

12. Financial Instruments

The Company’s policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short-term debtors and creditors are included in all of the following disclosures:

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

12 (a) Maturity profile of financial liabilities

	Debt securities in issue £’000	Other liabilities £’000	Total liabilities £’000
2003

Within one year or less or on demand	—	124,342	124,342
More than one year but not more than two years	—	—	—
More than two years but not more than five years	801,077	—	801,077
More than five years	2,236,852	—	2,236,852

	3,037,929	124,342	3,162,271

2002

Within one year or less or on demand	961,292	54,445	1,015,737
More than one year but not more than two years	—	—	—
More than two years but not more than five years	—	—	—
More than five years	3,037,929	—	3,037,929

	3,999,221	54,445	4,053,666

There are no material undrawn committed borrowing facilities.

12 (b) Interest rate profile of financial assets and liabilities

After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company’s financial assets and liabilities was:

	Total	Floating rate	Non- interest bearing	Weighted average years until maturity*
	£’000	£’000	£’000	Years
2003
Assets:
Sterling	3,162,321	3,136,141	26,180	0.1

Liabilities:
Sterling	3,162,271	3,136,128	26,143	0.1

2002

Assets:
Sterling	4,053,716	4,029,436	24,280	0.1

Liabilities:
Sterling	4,053,666	4,029,423	24,243	0.1

* for non-interest bearing assets/liabilities only.

Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

12 (c) Fair values of financial assets and liabilities

The fair value of debt securities in issue is disclosed in note 11 to the accounts.

Fair value disclosures are not provided for loans to group undertakings as there is no liquid and active market for such instruments.

The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2003 was a liability of £135,677,857 (2002: liability of £ 69,168,238).

The cross currency swaps mature between October 2003 and July 2040.

The fair value of the instruments will largely be recognised after the end of the next financial year.

12 (d) Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2003 or 31 December 2002.

13. Share Capital

	2003 £’000	2002 £’000
Authorised:
100,000 Ordinary shares of £1 each	100	100

Allotted and called up:
50,000 Ordinary shares of £1 each	50	50

49,998 ordinary shares are partly paid to 25 pence. 2 subscriber shares are fully paid.

14. Reconciliation of Movements in Shareholders’ Funds

	2003 £’000	2002 £’000
Opening shareholders’ funds	50	50
Retained result for the year/period	—	—

Closing shareholders’ funds	50	50

HOLMES FINANCING (NO. 6) PLC

Notes to the Accounts for the year ended 31 December 2003 (continued)

15. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2003.

16. Related Party Transactions

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, “Related party disclosures”, not to disclose transactions with entities that are part of the Holmes Group.

The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 6) plc. The total amount paid relating to the Company in the year ended 31 December 2003, by the group, was £14,000 (2002: £6,000).

17. Parent and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated. SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.